UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: March 13, 2007
(Date of earliest event reported)

CONVERGENCE ETHANOL, INC.
(Name of small business issuer as specified in its charter)

NEVADA	0-4846-3	82-0288840
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5701 Lindero Canyon Rd., #2-100 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number, including area code: (818) 735-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate Or Increase A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement

On March 13, 2007, Convergence Ethanol, Inc. (the “Company”) received a demand for payment of liquidated damages in the amount of $145,906.61 (the “Notice”) from GCA Strategic Investment Fund Limited (“GCA”) pursuant to a Securities Purchase Agreement dated October 31, 2006 between the Company and GCA (the “Purchase Agreement”). The Purchase Agreement and related transaction documents were disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2006.

Pursuant to the Purchase Agreement, the Company was required to file and obtain an effective Registration Statement covering the resale of the Registrable Securities no later than January 25, 2007. As of the date of the Notice, the Company had not filed nor obtained an effective Registration Statement covering the Registrable Securities. As a result, on March 13, 2007, GCA delivered the Notice to the Company stating that the Company has breached the registration covenants contained in the Purchase Agreement. According to the Notice, the liquidated damages due by the Company to GCA are equal to an amount not less than $145,906.61 plus $2,353.33 per day after March 13, 2007. The foregoing liquidated damages are payable in cash upon demand. If payment is not received by GCA in accordance with the terms of the Purchase Agreement and the Notice, GCA has threatened to issue to the Company a notice of default and accelerate the Company’s outstanding obligation to GCA of $3,530,000.

The Company has begun preparation of a Registration Statement covering the Registrable Securities and is negotiating in good faith with GCA to extend the date to obtain an effective Registration Statement, settle the liquidated damages, and avoid any potential notice of default.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Convergence Ethanol, Inc.

Date: March 16, 2007	By:	/s/ James A. Latty
James A. Latty, PhD, PE
Chief Executive OfficerTitle

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